                                                            Exhibit 28.2



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   Form 11-K



                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



For the Fiscal Year Ended December 31, 1997
                          -----------------



Commission File Number 1-5881
                       ------



                 THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                 ----------------------------------------------
                            (Full Title of the Plan)



                      BROWN & SHARPE MANUFACTURING COMPANY
                              200 Frenchtown Road
                    North Kingstown, Rhode Island 02852-1700
                                (401) 886-2000

         (Name of Issuer and Address of its Principal Executive Office)

                                   SIGNATURES
                                   ----------



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in North Kingstown, Rhode Island, on the 17th day of June 1998.

                            BROWN & SHARPE SAVINGS AND RETIREMENT PLAN


                            By: /s/ Alfred J. Corso
                               -------------------------------
                                Alfred J. Corso
                                Controller
                                (Principal Accounting Officer)

                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------



                               TABLE OF CONTENTS
                               -----------------



                                                                    Page
                                                                    ----

Report of Ernst & Young LLP, Independent Auditors                       4


Audited Financial Statements:

    Statements of Net Assets Available for Plan Benefits
       at December 31, 1997 and 1996                                    5

    Statements of Changes in Net Assets Available for Plan
       Benefits for the Years Ended December 31, 1997 and 1996          5

    Notes to Financial Statements                                    6-14

Supplemental Schedules:

    Line 27a   Schedule of Assets Held for Investment Purposes         15

    Line 27d   Schedule of Reportable Transactions                  16-17


Consent of Independent Auditors                                        18

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------


Brown & Sharpe Savings and Retirement Plan Committee
Brown & Sharpe Manufacturing Company


    We have audited the accompanying statements of net assets available for plan benefits of the Brown & Sharpe Savings and Retirement Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.



                                             ERNST & YOUNG LLP

May 12, 1998

                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                ----------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------


                                                       DECEMBER 31,
                                                ------------------------
                                                   1997         1996
                                                -----------  -----------
ASSETS
------
 Investments (Notes 2 and 5)                     $7,385,821   $6,212,169
 Employer contribution receivable                   201,865      196,896
 Plan loans receivable                              221,675      164,879
                                                -----------  -----------
 Net Assets Available for Plan Benefits          $7,809,361   $6,573,944
                                                ===========  ===========

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                 ----------------------------------
                                                       1997              1996
                                                 ----------------  ----------------
ADDITIONS
---------
Contributions
    Employer                                          $  263,912        $  239,804
    Employee                                             419,848           357,515
                                                      ----------        ----------
                                                         683,760           597,319
Investment income
  Interest and dividends                                 506,770           419,612
Net realized/unrealized appreciation
    in fair value of investments                         452,468           425,218
                                                      ----------        ----------

Total additions                                        1,642,998         1,442,149

DEDUCTIONS
----------
   Payments to participants                             (337,419)         (590,325)
   Fees                                                     (743)             (255)
                                                      ----------        ----------
Total deductions                                        (338,162)         (590,580)

TRANSFERS
---------
  From Brown & Sharpe Employee Stock Owner-
      ship and Profit Participation Plan (ESOP)           20,350            26,479
  To Brown & Sharpe Savings and Retirement
      Plan for Management Employees (SARP-M)             (89,769)         (150,131)
                                                      ----------        ----------
Net transfers                                            (69,419)         (123,652)
                                                      ----------        ----------

Net increase                                           1,235,417           727,917
Net assets, beginning of year                          6,573,944         5,846,027
                                                      ----------        ----------
Net assets, end of year                               $7,809,361        $6,573,944
                                                      ==========        ==========

See notes to the financial statements.

                THE BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                    --------------------------------------

1.   PLAN DESCRIPTION
     ----------------

 The following description of the Brown & Sharpe Savings and Retirement Plan (the "Plan") provides only general information. Participants should refer to the Summary Plan Description for more complete details.

   GENERAL
   -------

   The Plan, which began on October 1, 1987, is a defined contribution plan covering all eligible full-time employees covered by a collective bargaining agreement of Brown & Sharpe Manufacturing Company (the "Company") and its affiliated companies who participate in the Plan. Such employees are immediately eligible to make deferred salary contributions to the Plan. One year of service is required to become a participant receiving Company contributions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

   On May 6, 1996, the assets of the Plan were transferred from Fleet National Bank to Putnam Fiduciary Trust Company which was appointed new Trustee and Recordkeeper.


   CONTRIBUTIONS
   -------------

   The Plan permits a participant to make deferred salary contributions to the Plan up to 16% of compensation up to a maximum of $9,500 in 1997 and 1996 (indexed in future years) which is not subject to federal income tax until distributed. Contributions are invested at the direction of the employee in one or more investment alternatives, or "Funds", as described below.

   The Company may, at the discretion of the Board of Directors, make a supplemental contribution of 4% of annual compensation plus 4% of the amount over the Social Security wage base to the account of each participant to be invested as instructed by the participant. The Company's supplemental contributions for 1997 and 1996 were $201,863 and $196,896, respectively.

   In addition, the Plan provides for a Company contribution, or subsidy, equal to one-quarter of the amount of each deferred salary contribution invested directly in the Company Stock Fund. Such Company contributions for 1997 and 1996 were $4,169 and $5,667, respectively.

    In addition, at the discretion of the Board of Directors, the Company may make a matching contribution equal to a percentage not to exceed 25% of the elective contribution, disregarding any elective contribution in excess of 6% of such eligible participant's salary for such Plan year. Such contributions for 1997 and 1996 were $57,880 and $37,241, respectively.

    PARTICIPANT ACCOUNTS
    --------------------

    A separate account is established for each participant when enrolled in the Plan. Each participant's account is credited with (a) participant salary deferrals, (b) Company contributions and (c) Plan earnings. Guaranteed interest contract account earnings are valued on a monthly basis and are allocated to participants based on a pro rated basis.

                   -----------------------------------------
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                    --------------------------------------


   INVESTMENTS
   -----------

    Prior to the conversion to Putnam Fiduciary Trust Company, participants directed the trustee to deposit contributions in one or more of the following investment alternatives in multiples of 10%:

    (1) the Diversified Fund, managed by Frontier Capital Management, Inc., consisting primarily of a diversified portfolio of stock and fixed income securities; (2) the Company Stock Fund, managed by Fleet National Bank, consisting primarily of Company common stock and cash; (3) the Money Market Fund, invested by Fleet National Bank through Fidelity Management & Research Company, consisting primarily of obligations of the U.S. Government or its agencies, banks and business corporations (other than the Company); or (4) the Guaranteed Interest Fund, consisting primarily of guaranteed investment contracts issued by American International Life Assurance Company of New York, Principal Mutual Life Insurance Company, and Allstate Life Insurance Company. These guaranteed investment contracts are agreements under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years. The contracts automatically terminate at maturity date. A penalty is imposed upon early termination of the contract. The issuers of these contracts are insurance companies, and because of this, the contracts are more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

    After the transfer of assets to Putnam Fiduciary Trust Company, participants direct the trustee to deposit contributions in one or more of the following investment alternatives in multiples of 5%:

    (1) Putnam New Opportunities Fund invests in a portfolio of stocks in certain emerging industry groups that Putnam believes offer above-average long-term growth potential; (2) the Company Stock Fund, managed by Putnam Investments, consisting of Brown & Sharpe common stock; (3) the Putnam Voyager Fund, invests in a combination of stocks of small companies expected to grow over time as well as stocks of larger, more established corporations; (4) the Putnam Fund for Growth & Income, invests mainly in attractive priced stocks of companies that offer long-term growth potential while also providing income; (5) The George Putnam Fund of Boston, invests in stocks and corporate and government bonds, providing a balanced way to pursue long-term rewards; (6) the Brown & Sharpe Stable Value Fund, consisting of a guaranteed investment contract issued by American International Life Assurance Company of New York, and the Putnam Stable Value Fund, managed by Putnam Investments. This guaranteed investment contract under which the issuer has agreed to pay the investor a guaranteed rate of interest over terms ranging from 3 to 5 years maturing on December 31, 1998. The crediting interest rate on this fund was 5.66% to 6.42% in 1997 and the average interest rate was 6.31% in 1997. The interest rate adjusts monthly. The contract automatically terminates at maturity date. A penalty is imposed upon early termination of the contract. The issuer of this contract is an insurance company, and because of this, the contract is more susceptible to factors adversely affecting the insurance industry than similar contracts issued by parties other than insurance companies. Transfers between investment funds can be made subject to certain rules.

    The Plan assets are held in a trust administered by Putnam Fiduciary Trust Company as Trustee.

    The Company pays substantially all of the expenses associated with administering the Plan.


   BENEFITS
   --------

    A participant is always vested 100% in deferred salary contributions and Company stock purchased at a discount and becomes 100% vested in Company contributions after 3 years of service.

                   -----------------------------------------
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                    --------------------------------------


    Upon termination of service, participants are eligible to receive the vested value of their account in a lump sum payment or, if retired, in equal annual installments over a 10-year period or deferred until a future date no later than age 70-1/2.

    Participants may borrow from their fund accounts a minimum of $1,000 and to a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the loan fund. Loan terms range from one to five years or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ------------------------------------------

    The preparation of financial statements in accordance with GAAP requires the use of management's estimates. Actual amounts could differ from these estimates.

    Investments, other than insurance contracts, are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Investments in securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Investments in guaranteed interest contracts with insurance companies and the Putnam Stable Value Fund are stated at contract value defined as cost plus accrued interest less distributions to date, which approximates fair value. The Plan loans receivable are valued at cost which approximates fair value. Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statements of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments. Dividend income is accrued on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.


3.  TAX STATUS
    ----------

    The Internal Revenue Service has determined and informed the Company by a letter dated April 11, 1995 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. Management is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.


4.  PLAN TERMINATION
    ----------------

    The Company adopted this Plan with a view to maintaining it permanently. However, the Company reserves the right to modify or amend the Plan from time to time, or to terminate the Plan, and to discontinue making contributions temporarily or permanently depending upon business and economic conditions. The Company cannot amend the Plan so as to deprive any participant of benefits already accrued under the Plan at the time of amendment, nor can the Company take back any contributions which it has made to the Plan except in limited circumstances involving factual error or contributions thought to be deductible which are not deductible. Should the Plan terminate, accounts would become fully vested, regardless of years of service, and would be paid to participants as directed by the Committee administering the Plan.

                   -----------------------------------------
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                    --------------------------------------


5.  INVESTMENTS
    -----------

    Investments held at December 31, 1997 and 1996 are as follows:




DESCRIPTION                                    1997        1996
-----------                                 ----------  ----------
Investments stated at fair value:
 Company common stock                       $  284,634  $  434,498
 Putnam Stable Value Fund                    1,522,784     629,947
 The George Putnam Fund of Boston            1,387,037   1,202,853
 Putnam Fund for Growth & Income             1,180,994     804,855
 Putnam Voyager Fund                           787,952     546,471
 Putnam New Opportunities Fund               1,611,349   1,149,331

Investments stated at contract value:
 Guaranteed interest contracts:
   American International Life Assurance
     Company Contract #18181-H                 611,071     647,245
   Principal Mutual Life Insurance
     Contract (3)88705-03-H                          -     754,939
   Principal Mutual Life Insurance
     Contract (3)88705-02-H                          -      42,030

Total investments                           ----------  ----------
                                            $7,385,821  $6,212,169
                                            ==========  ==========

                   -----------------------------------------
                    YEARS ENDED DECEMBER 31, 1997 AND 1996
                    --------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
    ---------------------------------------------------------------

 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1997, WITH
 ------------------------------------------------------------------------------
                                FUND INFORMATION
                                ----------------

                                                     BROWN &                 PUTNAM
                                                     SHARPE      GEORGE     GROWTH &    PUTNAM      PUTNAM NEW
                              PLAN      COMPANY      STABLE      PUTNAM      INCOME     VOYAGER    OPPORTUNITIES
                              LOANS    STOCK FUND  VALUE FUND     FUND       FUND        FUND         FUND            TOTAL
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
ASSETS:
 Investments                 $      -    $284,634  $2,133,855  $1,387,037  $1,180,994    $787,952     $1,611,349    $7,385,821
 Employer contribution
  receivable                        -       6,003      40,831      19,782      41,220      33,920         60,109       201,865
 Plan loans receivable        221,675           -           -           -           -           -              -       221,675
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Net  Assets Available for
 Plan Benefits               $221,675    $290,637  $2,174,686  $1,406,819  $1,222,214    $821,872     $1,671,458    $7,809,361
                             ========  ==========  ==========  ==========  ==========  ==========  =============    ==========


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AT DECEMBER 31, 1996, WITH
------------------------------------------------------------------------------
                               FUND INFORMATION
                               ----------------

                                                     BROWN &                 PUTNAM
                                                     SHARPE      GEORGE     GROWTH &    PUTNAM      PUTNAM NEW
                              PLAN      COMPANY      STABLE      PUTNAM      INCOME     VOYAGER    OPPORTUNITIES
                              LOANS    STOCK FUND  VALUE FUND     FUND       FUND        FUND         FUND            TOTAL
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
ASSETS:
Investments                  $      -    $434,498  $2,074,161  $1,202,853    $804,855    $546,471     $1,149,331    $6,212,169
Employer contribution
 receivable                         -       6,181      48,088      18,860      36,516      30,873         56,378       196,896
Plan loans receivable         164,879           -           -           -           -           -              -       164,879
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Net  Assets Available for
 Plan Benefits               $164,879    $440,679  $2,122,249  $1,221,713    $841,371    $577,344     $1,205,709    $6,573,944
                             ========  ==========  ==========  ==========  ==========  ==========  =============    ==========

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)
    --------------------------------------------------------------- -----------

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE PERIOD
 ------------------------------------------------------------------------------
           JANUARY 1, 1997 - DECEMBER 31, 1997, WITH FUND INFORMATION
           ----------------------------------------------------------

                                                     BROWN &                 PUTNAM
                                                     SHARPE      GEORGE     GROWTH &    PUTNAM      PUTNAM NEW
                              PLAN      COMPANY      STABLE      PUTNAM      INCOME     VOYAGER    OPPORTUNITIES
                              LOANS    STOCK FUND  VALUE FUND     FUND       FUND        FUND         FUND            TOTAL
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
ADDITIONS
---------
Contributions
 Employer                    $      -   $  12,598  $   50,220  $   25,388  $   52,763    $ 44,403    $   78,540     $  263,912
 Employee                           -      16,683      56,174      43,410      89,999      80,651       132,931        419,848
 Loan repayments              (52,098)      5,274       7,648       5,528      11,196       6,158        16,294              -
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
                              (52,098)     34,555     114,042      74,326     153,958     131,212       227,765        683,760
Investment income
 Interest and dividends             -       2,281     132,105     132,477     152,902      48,276        38,729        506,770
Net realized/unrealized
 appreciation
  (depreciation)
 in fair value of
  investments                       -     (92,765)          -     122,265      71,286     106,920        244,762       452,468
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Total additions
 (deductions)                 (52,098)    (55,929)    246,147     329,068     378,146     286,408        511,256     1,642,998

DISBURSEMENTS
-------------
 Payments to participants      (6,186)     (1,973)   (291,361)    (37,686)          -           -           (213)     (337,419)
 Loans to participants        115,080      (1,664)     (9,788)    (21,120)    (23,153)    (10,374)       (48,981)            -
 Fees                               -           -        (141)       (120)       (137)        (87)          (258)         (743)
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Total (disbursements)
 additions                    108,894      (3,637)   (301,290)    (58,926)    (23,290)    (10,461)       (49,452)     (338,162)

TRANSFERS
---------
  Transfers from ESOP               -           -       3,985       1,891      12,270       1,102          1,102        20,350
  Transfers (to) from
   SARP-M                           -     (10,230)    (52,886)    (10,955)     (1,891)    (15,204)         1,397       (89,769)
Transfers between funds             -     (80,246)    156,481     (75,972)     15,608     (17,317)         1,446             -
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Net transfers                       -     (90,476)    107,580     (85,036)     25,987     (31,419)         3,945       (69,419)
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------

Net increase (decrease)        56,796    (150,042)     52,437     185,106     380,843     244,528        465,749     1,235,417
Net assets, beginning of
 period                       164,879     440,679   2,122,249   1,221,713     841,371     577,344      1,205,709     6,573,944
                             --------  ----------  ----------  ----------  ----------  ----------  -------------    ----------
Net assets, end of year      $221,675   $ 290,637  $2,174,686  $1,406,819  $1,222,214    $821,872     $1,671,458    $7,809,361
                             ========  ==========  ==========  ==========  ==========  ==========  =============    ==========

                   -----------------------------------------
                     Years Ended December 31, 1997 and 1996
                     --------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)
    ---------------------------------------------------------------------------

 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE PERIOD
 ------------------------------------------------------------------------------
            JANUARY 1, 1996 - APRIL 30, 1996, WITH FUND INFORMATION
            -------------------------------------------------------

                                                                                                     GUARANTEED
                                           PLAN        MONEY MARKET   DIVERSIFIED      COMPANY        INTEREST
                                           LOANS           FUND           FUND        STOCK FUND        FUND          TOTAL
                                        ------------   ------------   ------------   ------------   ------------   ------------
ADDITIONS
---------
Contributions
  Employer                                 $      -      $   2,454    $    19,992      $   3,798    $    13,412    $    39,656
  Employee                                        -          1,095         40,314          9,659         41,975         93,043
  Loan repayments                           (12,574)             -          4,521          3,704          4,349              -
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                            (12,574)         3,549         64,827         17,161         59,736        132,699
Investment income
  Interest and dividends                          -          2,688            628            633         68,317         72,266
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                                  -          2,688            628            633         68,317         72,266
Net realized/unrealized
 appreciation (depreciation)                      -              -        186,515        (19,269)             -        167,246
 in fair value of investments           ------------   ------------   ------------   ------------   ------------   ------------

Total additions (deductions)                (12,574)         6,237        251,970         (1,475)       128,053        372,211

DISBURSEMENTS
-------------
  Payments to participants                        -              -         (5,000)             -              -         (5,000)
  Loans to participants                      18,500           (740)       (17,760)             -              -              -
                                        ------------   ------------   ------------   ------------   ------------   ------------
Total (disbursements) additions              18,500           (740)       (22,760)             -              -         (5,000)

TRANSFERS
---------
  Transfers (to) from SARP-M                      -         (4,045)       (56,426)           511        (34,769)       (94,729)
  Transfers to new trustee                  (76,281)      (140,409)    (2,168,209)      (402,200)    (3,331,410)    (6,118,509)
  Transfers between funds                         -         (1,789)        38,196         14,512        (50,919)             -
                                        ------------   ------------   ------------   ------------   ------------   ------------
Net transfers                               (76,281)      (146,243)    (2,186,439)      (387,177)    (3,417,098)    (6,213,238)
                                        ------------   ------------   ------------   ------------   ------------   ------------

Net increase (decrease)                     (70,355)      (140,746)    (1,957,229)      (388,652)    (3,289,045)    (5,846,027)
Net assets, beginning of period              70,355        140,746      1,957,229        388,652      3,289,045      5,846,027
                                        ------------   ------------   ------------   ------------   ------------   ------------
Net assets, end of year                    $      -      $       -    $         -      $       -    $         -    $         -
                                        ============   ============   ============   ============   ============   ============

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------

6.  ALLOCATION OF STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS AND
    ----------------------------------------------------------------------
    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)
    --------------------------------------------------------------- -----------

 STATEMENT OF CHANGES IN NET ASSETS  AVAILABLE FOR PLAN BENEFITS FOR THE PERIOD
 ------------------------------------------------------------------------------
       MAY 1, 1996 - DECEMBER 31, 1996, WITH FUND INFORMATION (continued)
       ------------------------------------------------------------------



                                                                           BROWN & SHARPE
                                                          COMPANY           STABLE VALUE        GEORGE PUTNAM      PUTNAM GROWTH &
                                     PLAN LOANS          STOCK FUND             FUND                 FUND            INCOME FUND
                                   ---------------     ---------------     ---------------     ---------------     ---------------
ADDITIONS
---------
Contributions
     Employer                            $      -           $   9,433         $    48,088         $    18,860            $ 36,516
     Employee                                   -              12,024              36,292              26,293              58,222
     Loan Repayments                      (22,922)                798               2,195               2,200               6,973
                                   ---------------     ---------------     ---------------     ---------------     ---------------
                                          (22,922)             22,255              86,575              47,353             101,711
Investment income
     Interest and dividends                     -                 103             131,737             109,113              61,203
                                   ---------------     ---------------     ---------------     ---------------     ---------------
                                                -                 103             131,737             109,113              61,203
Net realized/unrealized
     appreciation (depreciation)
     in fair value of investments               -             231,306                   -              33,216              28,984
                                   ---------------     ---------------     ---------------     ---------------     ---------------

Total additions (deductions)              (22,922)            253,664             218,312             189,682             191,898

DISBURSEMENTS
-------------
     Payments to participants                   -             (31,277)           (499,776)            (54,272)                  -
     Loans to participants                111,520              (2,792)            (15,784)            (27,566)            (15,443)
     Fees                                       -                   -                 (47)                (64)                (29)
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Total disbursements (additions)           111,520             (34,069)           (515,607)            (81,902)            (15,472)

TRANSFERS
---------
  Transfers from ESOP                           -                   -              15,962              10,517                   -
  Transfers (to) from SARP-M                    -            (134,797)         (1,038,497)         (1,082,469)            644,707
  Transfers from previous trustee          76,281             355,881           3,468,935           2,217,412                   -
  Transfers between funds                       -                   -             (26,856)            (31,527)             20,238
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Net transfers                              76,281             221,084           2,419,544           1,113,933             664,945
                                   ---------------     ---------------     ---------------     ---------------     ---------------

Net increase (decrease)                   164,879             440,679           2,122,249           1,221,713             841,371
Net assets, beginning of period                 -                   -                   -                   -                   -
                                   ---------------     ---------------     ---------------     ---------------     ---------------
Net assets, end of year                  $164,879           $ 440,679         $ 2,122,249         $ 1,221,713            $841,371
                                   ===============     ===============     ===============     ===============     ===============
                                                                            PUTNAM NEW
                                                       PUTNAM VOYAGER      OPPORTUNITIES                            CONSOLIDATED
                                                           FUND                FUND               TOTAL                TOTAL
                                                       ---------------     ---------------     ---------------     ---------------
ADDITIONS
---------
Contributions
   Employer                                                  $ 30,873          $   56,378          $  200,148          $  239,804
   Employee                                                    46,038              85,603             264,472             357,515
   Loan repayments                                              3,250               7,506                   -                   -
                                                       ---------------     ---------------     ---------------     ---------------
                                                               80,161             149,487             464,620             597,319
Investment income
   Interest and dividends                                      35,157              10,033             347,346             419,612
                                                       ---------------     ---------------     ---------------     ---------------
                                                               35,157              10,033             347,346             419,612
Net realized/unrealized
   appreciation (depreciation)
   in fair value of investments                               (15,992)            (19,542)            257,972             425,218
                                                       ---------------     ---------------     ---------------     ---------------

Total additions (deductions)                                   99,326             139,978           1,069,938           1,442,149

DISBURSEMENTS
-------------
   Payments to participants                                         -                   -            (585,325)           (590,325)
     Loans to participants                                    (14,116)            (35,819)                  -                   -
     Fees                                                         (21)                (94)               (255)               (255)
                                                       ---------------     ---------------     ---------------     ---------------
Total disbursements (additions)                               (14,137)            (35,913)           (585,580)           (590,580)

TRANSFERS
---------
  Transfers from ESOP                                               -                   -              26,479              26,479
  Transfers (to) from SARP-M                                  473,250           1,082,404             (55,402)           (150,131)
  Transfers from previous trustee                                   -                   -           6,118,509                   -
  Transfers between funds                                      18,905              19,240                   -                   -
                                                       ---------------     ---------------     ---------------     ---------------
Net transfers                                                 492,155           1,101,644           6,089,586            (123,652)
                                                       ---------------     ---------------     ---------------     ---------------

Net increase (decrease)                                       577,344           1,205,709           6,573,944             727,917
Net assets, beginning of period                                     -                   -                   -           5,846,027
                                                       ---------------     ---------------     ---------------     ---------------
Net assets, end of year                                      $577,344          $1,205,709          $6,573,944          $6,573,944
                                                       ===============     ===============     ===============     ===============

                   -----------------------------------------
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                     --------------------------------------

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST



    Fees paid during the years ended December 31, 1997 and 1996, for investment management, custodial services, recordkeeping and accounting services rendered by parties-in-interest were based on customary and reasonable rates for such services. The Plan invests in mutual funds managed by Putnam Investments, who is also the Plan's recordkeeper and trustee. Therefore, these transactions qualify as party-in-interest. There were no other party-in-interest transactions that were prohibited by ERISA Section 406 and for which there was no statutory or administrative exemption.

    The following summarizes activity related to Brown & Sharpe capital stock during the years ended December 31, 1997 and 1996:


                                                                  1997                       1996
                                                                  ----                       ----

  BROWN & SHARPE MANUFACTURING COMPANY                   SHARES        AMOUNT          SHARES       AMOUNT
  ------------------------------------                   ------        ------          ------       ------
     Purchases of capital stock                        15,163.854      $193,983        19,781.12    $159,790
     Distributions of capital stock to participants            --            --         2,242.61      31,277
     Sales of capital stock, at market value           18,259.837       251,080        22,934.77     279,472
     Investment income/loss                                    --        47,765               --      87,024


8.   YEAR 2000 ISSUE (UNAUDITED)

     The Plan sponsor has developed a plan to modify its internal information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project also includes determining whether third-party service providers have reasonable plans in place to become Year 2000 ready. The Plan sponsor currently expects the project to be substantially complete by early 1999. The Plan sponsor does not expect this project to have a significant effect on Plan operations.

                             SUPPLEMENTAL SCHEDULES
                             ----------------------

                  BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
           LINE 27A   SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1997


SHARES OR FACE VALUE                 DESCRIPTION                                               CURRENT  VALUE           COST
====================                 ===========                                               ==============        ==========

                                     THE GEORGE PUTNAM FUND OF BOSTON *
77,143.335 shares                    Balanced fund consisting of stocks and corporate           $1,387,037            $1,256,866
                                     and government bonds

                                     PUTNAM NEW OPPORTUNITIES FUND *
33,121.255 shares                    Long-term growth funds consisting of stock of               1,611,349             1,391,420
                                     certain emerging industry groups that in Putnam
                                     Investments view offer long-term growth potential

                                     PUTNAM VOYAGER FUND *
41,362.349 shares                    A combination of stocks of small companies expected           787,952               700,491
                                     to grow over time in addition to stocks of larger more
                                     established corporations

                                     BROWN & SHARPE COMPANY STOCK FUND *
27,939.491 shares                    Consisting of 31,035.57 shares of Brown & Sharpe              284,634               273,803
                                     Class A & B Common Stock

                                     THE PUTNAM FUND FOR GROWTH & INCOME *
60,439.819 shares                    A combination of attractive priced stocks of companies      1,180,994             1,101,179
                                     viewed by Putnam to offer long-term growth potential
                                     while also providing income

                                     BROWN & SHARPE STABLE VALUE FUND
$611,071 face value                  American International Life Assurance Company                 611,071               611,071
1,522,784 shares                     Putnam Stable Value Fund *                                  1,522,784             1,522,784
                                                                                                ----------           -----------
                                                                                                 2,133,855             2,133,855

Plan Loan Receivable                 7% to 10%                                                     221,675                     -
                                                                                                ----------           -----------

TOTAL ASSETS HELD FOR INVESTMENTS                                                               $7,607,496            $6,857,614
                                                                                                ==========           ===========

*IDENTIFIES PARTY-IN-INTEREST TO THE PLAN

                  BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                 LINE 27D  SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


            CATEGORY (I)  AN  INDIVIDUAL TRANSACTION IN EXCESS OF
            ------------------------------------------------------
                      5% OF BEGINNING OF YEAR NET ASSETS
                      ----------------------------------

                                                                                                  CURRENT VALUE OF
IDENTITY OF PARTY       DESCRIPTION OF                                                            ASSET ON            NET GAIN
 INVOLVED               ASSETS               PURCHASE PRICE    SELLING PRICE   COST OF ASSET      TRANSACTION DATE     (LOSS)
---------------------   ------------------   --------------    -------------   --------------     ----------------    ----------
PRINCIPAL MUTUAL        GIC (3)88705-03-H     $       -         $  737,040       $  737,040         $  737,040         $      -
 LIFE INS. CO.          Sold $737,040
                         face amount in
                         1 transaction

       CATEGORY (III)  A SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF
       -----------------------------------------------------------------
                      5% OF BEGINNING OF YEAR NET ASSETS
                      ----------------------------------

                                                                                                  CURRENT VALUE OF
IDENTITY OF PARTY       DESCRIPTION OF                                                            ASSET ON            NET GAIN
 INVOLVED               ASSETS               PURCHASE PRICE    SELLING PRICE   COST OF ASSET      TRANSACTION DATE     (LOSS)
---------------------   ------------------   --------------    -------------   --------------     ----------------    ----------
PUTNAM FIDUCIARY        THE GEORGE PUTNAM
 TRUST COMPANY           FUND OF BOSTON *
                        Purchased 13,955.02
                         shares in
                         120 transactions          244,211               -         244,211             244,211             -

                        Sold 10,156.43 shares
                         in 42 transactions              -          182,292        165,412             182,292         16,880

                        PUTNAM FUND FOR
                         GROWTH AND INCOME *
                        Purchased 24,045.27
                         shares in 140
                         transactions             476,247                 -        476,247             476,247              -

                        Sold 8,270 shares in
                         40 transactions                -           171,394        152,036             171,394         19,358

                        PUTNAM VOYAGER FUND *
                        Purchased 12,698.80
                         shares in
                         119 transactions         226,429                 -        226,429             226,429              -

                        Sold 5,236.61 shares in
                         35 transactions                -            91,867         88,888              91,867          2,979


                   BROWN & SHARPE SAVINGS AND RETIREMENT PLAN
                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------


       CATEGORY (III)  A SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF
       -----------------------------------------------------------------
                5% OF BEGINNING OF YEAR NET ASSETS (CONTINUED)
                ----------------------------------------------

                                                                                                  CURRENT VALUE OF
IDENTITY OF PARTY    DESCRIPTION OF                                                               ASSET ON            NET GAIN
 INVOLVED             ASSETS                    PURCHASE PRICE    SELLING PRICE   COST OF ASSET   TRANSACTION DATE     (LOSS)
------------------   ---------------------      --------------    -------------   --------------  ----------------    ----------
                     PUTNAM STABLE VALUE FUND *
                     Purchased 1,553,464 shares
                      in 171 transactions           1,553,464             -           1,553,464           1,553,464          -

                     Sold 660,627 shares in
                      61 transactions                       -       660,627             660,627             660,627          -

                    PUTNAM NEW OPPORTUNITIES
                     FUND *
                    Purchased 8,555.36 shares in
                     127 transactions                 378,560             -             378,560             378,560          -

                    Sold 3,721.82 shares in
                     48 transactions                        -       161,303             155,450             161,303      5,853


BROWN & SHARPE
 MANUFACTURING      THE BROWN & SHARPE
 COMPANY             STOCK FUND *
                     Purchased 15,163.85
                     shares in
                     111 transactions                 193,983             -             193,983             193,983          -

                    Sold 18,268.93 shares in
                     17 transactions                        -       251,080             203,316             251,080     47,764

* IDENTIFIES PARTY-IN-INTEREST TO THE PLAN

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1997.

                        CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-17831 and 33-23601) pertaining to the Brown & Sharpe Savings and Retirement Plan of Brown & Sharpe Manufacturing Company of our report dated May 12, 1998, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                  ERNST & YOUNG LLP



   Providence, Rhode Island
   June 12, 1998